Exhibit 10.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

by and between

CD&R ALLIED HOLDINGS, L.P.

and

ATKORE INTERNATIONAL GROUP INC.

Dated as of January 19, 2018

Table of Contents

		Page
ARTICLE I
Sale and Purchase of Shares
Section 1.1	Sale and Purchase of Shares	1
Section 1.2	Closing	1

ARTICLE II
Representations and Warranties of the Seller
Section 2.1	Status	2
Section 2.2	Authorization and Authority	2
Section 2.3	Non-Contravention	2
Section 2.4	Title to Shares	3
Section 2.5	Litigation	3
Section 2.6	Finders’ Fees	3
Section 2.7	Advisors	3
Section 2.8	No Additional Representations	3

ARTICLE III
Representations and Warranties of the Company
Section 3.1	Status	3
Section 3.2	Authorization and Authority	4
Section 3.3	Non-Contravention	4
Section 3.4	Litigation	4
Section 3.5	Finders’ Fees	4
Section 3.6	Debt Financing	4
Section 3.7	No Additional Representations	5

ARTICLE IV
Certain Covenants
Section 4.1	Debt Financing	5

ARTICLE V
Conditions Precedent
Section 5.1	Conditions to Obligations of the Company and the Seller	6
Section 5.2	Conditions to Obligations of the Company	6
Section 5.3	Conditions to Obligations of the Seller	7

ARTICLE VI
Termination
Section 6.1	Termination	7
Section 6.2	Effect of Termination	8

i

Table of Contents

(continued)

ii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of January 19, 2018 (this “Agreement”), is made by and between CD&R Allied Holdings, L.P., a Cayman Islands exempted limited partnership (the “Seller”), and Atkore International Group Inc., a Delaware corporation (the “Company”). Capitalized terms used herein shall have the meanings assigned to such terms in the text of this Agreement or in Section 7.1.

R E C I T A L S:

WHEREAS, as of the date hereof, the CD&R Stockholder is the record and beneficial owner of 30,460,377 issued and outstanding shares of the Company’s common stock, par value $0.01 per share (“Company Stock”);

WHEREAS, the Seller wishes to sell, convey, assign and transfer to the Company, and the Company wishes to purchase, acquire and accept from the Seller, on the terms and conditions set forth in this Agreement, Company Stock for a price per share equal to the Per Share Price, in an aggregate equal to $375,000,000 (the “Authorized Amount”), subject to the terms and conditions set forth therein (such purchased shares, the “Shares”); WHEREAS, the Per Share Price and Authorized Amount were determined by arm’s length negotiation between the Seller and the Company and the Company was advised by its financial advisors in connection with such determination; and

WHEREAS, the board of directors of the Company (the “Board”) has duly approved the form of this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

Sale and Purchase of Shares

Section 1.1 Sale and Purchase of Shares. Subject to the terms and conditions hereof, at the Closing, the Seller shall sell, convey, assign and transfer the Shares to the Company, and the Company shall purchase, acquire and accept from the Seller, free and clear of all Liens (other than any Liens under applicable securities Laws), the Shares for an aggregate amount in cash equal to the Authorized Amount.

Section 1.2 Closing.

(a) Closing Date. The closing of the sale and purchase of the Shares (the “Closing”) shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. on the date that is two (2) Business Days after the conditions set forth in Article V have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by the Company and the Seller. The date on which the Closing actually occurs is referred to hereinafter as the “Closing Date”.

(b) Closing Deliverables. At the Closing (i) the Seller shall convey, assign, transfer and deliver to the Company, free and clear of any Liens (other than any Liens under applicable securities Laws), the Shares and (ii) the Company shall pay to the Seller, by wire transfer of immediately available funds to an account or accounts designated by the Seller at least two Business Days prior to the Closing Date, an amount equal to the Authorized Amount.

ARTICLE II

Representations and Warranties of the Seller

The Seller represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

Section 2.1 Status. The Seller is an exempted limited partnership duly formed and validly existing under the laws of the Cayman Islands.

Section 2.2 Authorization and Authority.

(a) The Seller has all requisite exempted limited partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the performance of the Seller’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of the Seller. The Seller has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity).

(b) The execution and delivery of this Agreement by the Seller and the performance of its obligations hereunder require no action by or in respect of, or filing with, any Governmental Authority other than any filings required to be made by the Seller under applicable securities Laws following the Closing.

Section 2.3 Non-Contravention. The execution and delivery of this Agreement by the Seller and the performance of its obligations hereunder do not and will not (a) conflict with or result in any violation or breach of any provision of its organizational documents, (b) assuming compliance with the matters referred to in Section 2.2(b), conflict with or result in any violation or breach of any provision of any applicable Law, (c) require any consent of or other action by any Person under any provision of any material agreement or other instrument to which the Seller is a party or (d) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject.

Section 2.4 Title to Shares. Immediately prior to the Closing, the Seller will be the beneficial or record holder of the Shares to be sold by the Seller hereunder with full dispositive power thereover, and holds, and will hold, such Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, assuming that the Company has no notice of any adverse claims (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”)) to such Shares, the Company will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by the Company, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Company.

Section 2.5 Litigation. There is no Litigation pending against, or, to the Knowledge of such Seller, threatened against or affecting, such Seller before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 2.6 Finders’ Fees. There is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of the Seller or any of its Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated hereby.

Section 2.7 Advisors. The Seller has had the opportunity to discuss with its tax advisors the consequences of the transactions contemplated herein.

Section 2.8 No Additional Representations. Except for the representations and warranties made by the Seller in this Article II, neither the Seller nor any other person makes any express or implied representation or warranty to the Company, or any of its Affiliates or representatives. In particular, without limiting the foregoing disclaimer, neither the Seller nor any other person makes or has made any representation or warranty to the Company, or any of its Affiliates or representatives except for the representations and warranties made by the Seller in this Article II.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the Seller, as of the date hereof and as of the Closing Date, as follows:

Section 3.1 Status. The Company is a corporation duly formed and validly existing under the laws of the State of Delaware.

Section 3.2 Authorization and Authority.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance of the Company’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of the Company, subject to the satisfaction of the condition set forth in Section 5.2(c). The Company has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity).

(b) The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder require no action by or in respect of, or filing with, any Governmental Authority other than any filings required to be made by the Company under applicable securities Laws following the Closing.

Section 3.3 Non-Contravention. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder do not and will not (a) conflict with or result in any violation or breach of any provision of the Company’s certificate of incorporation, bylaws of the Company or the Company’s Related Person Transaction Policy, (b) assuming compliance with the matters referred to in Section 2.2(b), conflict with or result in any violation or breach of any provision of any applicable Law, (c) materially conflict with or result in any violation or breach of, or require any consent of or other action by any Person under, any provision of any material agreement or other instrument to which the Company is a party or (d) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject.

Section 3.4 Litigation. There is no Litigation pending against, or, to the Knowledge of the Company, threatened against or affecting, the Company before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 3.5 Finders’ Fees. There is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of the Company or any of its Affiliates who might be entitled to any fee or commission from the Seller or any of its Affiliates upon consummation of the transactions contemplated hereby.

Section 3.6 Debt Financing. The Company has provided the Seller with a true and complete copy of an executed commitment letter dated as of the date hereof (the “Debt Commitment Letter”) among Atkore International, Inc., an indirect subsidiary of the Company (the “Borrower”) and the lender party thereto (the “Lender”) pursuant to which the Lender has agreed, subject to the terms and conditions thereof, to provide debt financing in the amounts set forth therein (the “Debt Financing”). Proceeds of the Debt Financing will be used, among other things, to fund the Company’s obligations hereunder and to pay related fees and expenses required to be paid by Company in connection with the transactions contemplated by this Agreement, including in connection with the Debt Financing, on the Closing Date. The Debt Commitment Letter has not been amended or modified prior to the date hereof, and, as of the date hereof, no such amendment or modification is contemplated, except to the extent permitted hereunder; provided, that that the existence or exercise of “market flex” provisions contained in the Fee Letter shall not be deemed to constitute a modification or amendment of the Debt Commitment Letter. As of the date hereof, the Debt Commitment Letter is in full force and effect, constitutes the legal, valid and binding obligation of the Borrower and, to the knowledge of the Company, of each other party thereto (except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity)) and, as of the date hereof, the commitments contained therein have not been withdrawn or rescinded in any respect, and there are no conditions precedent or other contractual contingencies relating to the funding of the full amount of the proceeds covered thereby other than as expressly set forth in the Debt Commitment Letter furnished pursuant to this Section 3.6. As of the date hereof, there are no side letters or other contracts or arrangements related to the funding of the financing contemplated pursuant to the Debt Commitment Letter other than the fee letter referenced in the Debt Commitment Letter (the “Fee Letter”) or as otherwise expressly set forth in the Debt Commitment Letter furnished pursuant to this Section 3.6. The Company shall not release or consent to the termination of the obligations of the Lender without the prior written consent of the Seller.

Section 3.7 No Additional Representations. Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other person makes any express or implied representation or warranty to the Seller, or any of its Affiliates or representatives. In particular, without limiting the foregoing disclaimer, the Seller hereby agrees and acknowledges that neither the Company nor any other person makes or has made any representation or warranty to the Seller, or any of its Affiliates or representatives, and neither the Seller nor any of its Affiliates or representatives has relied on any representations or warranties in connection with this Agreement and the transactions contemplated hereby, except for the representations and warranties made by the Company in this Article III.

ARTICLE IV

Certain Covenants

Section 4.1 Debt Financing. The Company will use commercially reasonable efforts to cause the Borrower to obtain the Debt Financing on the terms and conditions no less favorable to the Borrower than those described in the Debt Commitment Letter, including using reasonable best efforts to cause the Borrower to satisfy on a timely basis all conditions applicable to the Borrower in the Debt Commitment Letter and such definitive agreements to be entered into pursuant to the Debt Commitment Letter that are to be satisfied by the Borrower and enforcing its rights under the Debt Commitment Letter in the event of a breach by the debt financing sources. From the date hereof until the Closing Date, the Company shall promptly notify the Seller in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event that would result or reasonably be likely to result in all or a portion of the financing contemplated by the Debt Commitment Letter not being available to the Borrower at the Closing. The Company shall not, without the prior written consent of the Seller, permit any amendment, supplement or modification to, or any waiver of any material provision or remedy under, or replace, the Debt Commitment Letter if such amendment, supplement, modification, waiver or replacement (a) would be reasonably expected to make the timely funding of the Debt Financing or satisfaction of the conditions to obtaining the Debt Financing materially less likely to occur, (b) reduces the amount of the Debt Financing, or (c) adds new (or modifies any existing) conditions to the consummation of all or any portion of the Debt Financing in a manner that would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by this Agreement; provided, that the Company may amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date hereof.

ARTICLE V

Conditions Precedent

Section 5.1 Conditions to Obligations of the Company and the Seller. The obligations of the Company and the Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following condition:

(a) No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law or Governmental Authority.

Section 5.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

(a) Representations; Performance. The representations and warranties contained in Article II of this Agreement shall be true and correct in all material respects at and as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of such time (provided that the representations and warranties contained in Section 3.1 shall be true and correct in all respects at and as of such times). The Seller shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Seller at or prior to the Closing.

(b) Closing Certificate. The Seller shall have delivered to the Company a certificate, dated as of the Closing Date and signed by an authorized person of the Seller, certifying to the effect that the conditions set forth in Section 5.2(a) have been satisfied.

(c) Solvency Opinion. A solvency opinion shall have been delivered to the Company by a reputable and independent financial advisor to the effect that, immediately following the consummation of the transactions contemplated by this Agreement, (A) the fair value of the assets of the Company will exceed its liabilities, (B) the Company will not have unreasonably small capital with which to engage in its business and (C) the Company will be able to satisfy its expected liabilities as they become due in the foreseeable future.

(d) Debt Financing. The Company shall have received the proceeds of the Debt Financing.

(e) No Material Adverse Effect. Since the date hereof, there shall not have occurred any Company Material Adverse Effect.

Section 5.3 Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

(a) Representations; Performance. The representations and warranties contained in Article III of this Agreement shall be true and correct in all material respects at and as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of such time. The Company shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Company at or prior to the Closing.

(b) Closing Certificate. The Company shall have delivered to the Seller a certificate, dated as of the Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Section 5.3(a) have been satisfied.

(c) FIRPTA Certificate. The Company shall have delivered to the Seller a certificate meeting the requirements of Treasury Regulations Section 1.897(h) to the effect that the Shares do not constitute a “United States real property interest” within the meaning of Section 897(c) of the Internal Revenue Code of 1986, as amended.

ARTICLE VI

Termination

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by the mutual written agreement of the Company and the Seller;

(b) by either the Company, on the one hand, or the Seller, on the other hand, by notice to the other, if:

(1)	the Closing shall not have been consummated on or before February 7, 2018 (the “End Date”), provided that the right to terminate this Agreement pursuant to this Section 6.1(b)(1) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time; or

(2)	(A) there shall be any Law that makes consummation of the Closing illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining the Company or Seller from consummating the Closing is entered and such judgment, injunction, order or decree shall have become final and non-appealable;

Section 6.2 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become void and of no effect without liability of any party (or any of its Affiliates or any of their respective directors, officers, employees, partners, shareholders, advisors, attorneys-in-fact, representatives or agents) to any other party hereto, provided that no such termination shall relieve any party of liability for a willful and material breach of this Agreement prior to such termination. The provisions of this Section 6.2 and Article VII and Article VIII shall survive any termination hereof pursuant to Section 6.1.

ARTICLE VII

Definitions

Section 7.1 Certain Terms. The following terms have the respective meanings given to them below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person (provided that neither the Company or its subsidiaries, on the one hand, nor Seller or any of its other affiliates, on the other hand, shall be deemed Affiliates of the other for purposes of this Agreement).

“Agreement” has the meaning set forth in the Preamble.

“Authorized Amount” has the meaning set forth in the Recitals.

“Board” has the meaning set forth in Section 1.1(a).

“Business Day” means any day that is not (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks are authorized or required by law to be closed in the City of New York.

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Company” has the meaning set forth in the Preamble.

“Company Material Adverse Effect” means a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

“Company Stock” has the meaning set forth in the Preamble.

“Debt Commitment Letter” means has the meaning set forth in Section 3.6.

“Debt Financing” means has the meaning set forth in Section 3.6.

“DGCL” means the General Corporation Law of the State of Delaware.

“Effect” means any change, event, effect, state of facts, occurrence, development or circumstance.

“End Date” has the meaning set forth in Section 6.1(b)(1).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator and any self-regulatory organization.

“Knowledge” of any Person that is not an individual means the knowledge of any officer, director, general partner or manager of such Person or, in the case of an individual, the knowledge of such individual, in each case after reasonable inquiry.

“Laws” means all laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders and decrees.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, lease, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Litigation” means any action, cease and desist letter, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

“Lender” means has the meaning set forth in Section 3.6.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Per Share Price” means a price per share of Company Stock equal to $21.77.

“Related Person Transaction Policy” means that certain policy of the Company, dated April 22, 2016.

“Seller” has the meaning set forth in the Preamble.

“Shares” has the meaning set forth in the Recitals.

ARTICLE VIII

Miscellaneous

Section 8.1 Survival. The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall terminate at the Closing.

Section 8.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

if to the Company,

Atkore International Group Inc.

16100 South Lathrop Avenue

Harvey, Illinois 60426

Fax: (708) 339-2410

Attention: Dan Kelly, Vice President, General Counsel & Corporate Secretary

E-mail: DKelly@atkore.com

if to the Seller,

CD&R Allied Holdings, L.P.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Fax : (212) 893 7063

Attention: Nathan K. Sleeper

Email: nsleeper@cdr-inc.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 8.3 Amendment; Waivers, Etc.. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this

Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity. In the event that the parties seek to amend or modify Section 6.2, this Section 8.3, Section 8.5 or Section 8.6 in a manner adverse to the Lender, the prior written consent of the Lender shall be required.

Section 8.4 Expenses. All costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not consummated, shall be paid by the party incurring such cost or expense.

Section 8.5 Governing Law, etc.

(a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The Company and the Seller hereby irrevocably submit to the jurisdiction of the Court of Chancery of the State of Delaware (or, solely to the extent that the Court of Chancery lacks jurisdiction, each other state court of the State of Delaware and the federal courts of the United States of America located in the State of Delaware) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement and in respect of the transactions contemplated hereby. Each of the Company and the Seller irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in the Court of Chancery of the State of Delaware (or, solely to the extent that the Court of Chancery lacks jurisdiction, any other Delaware State court or federal court located in the State of Delaware), and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of the Company and the Seller hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each of the Company and the Seller hereby waives, and agrees not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts so long as such action, suit or proceeding is brought in accordance with this Section 8.5. The Company and the Seller hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute brought in accordance with this Section 8.5 and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.2 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof. Notwithstanding the foregoing, each of the parties to this Agreement hereby agrees that any and all claims or causes of action of any kind or any nature

(whether at law or in equity, in contract or in tort, or otherwise) against the Lender that is in any way related to this Agreement, the Debt Financing, the Debt Commitment Letter, the Fee Letter or the other transactions contemplated hereby will be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of laws provisions thereof that would cause the laws of another state to apply. Notwithstanding the foregoing, each of the parties to this Agreement hereby agrees that it will not bring or support any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against the Lender in any way relating to this Agreement or any of the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Debt Commitment Letter, the Fee Letter, the Debt Financing, or the performance thereof, in any forum other than the United States District Court for the Southern District of New York or any New York State court sitting in the borough of Manhattan in New York City (and, in each case, appellate courts thereof) and that the provisions of this Section 8.5 relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim or third party claim.

(b) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties, and their respective heirs, successors and permitted assigns; provided that this Agreement shall not be assignable or otherwise transferable by either party without the prior written consent of the other party. Notwithstanding the foregoing, the Lender shall be an express third party beneficiary of and shall be entitled to enforce Section 6.2, Section 8.3, Section 8.5 and this Section 8.6.

Section 8.7 Further Assurances. The Seller and the Company shall execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement.

Section 8.8 Entire Agreement. This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 8.9 Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.10 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by the other party. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 8.11 Specific Performance; Limitation on Liability. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy at law or in equity. The parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CD&R ALLIED HOLDINGS, L.P.

By:	CD&R Associates VIII, Ltd.,
its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant Secretary

[Signature Page to Stock Purchase Agreement]

ATKORE INTERNATIONAL GROUP INC.

By:	/s/ John P. Wiliamson
	Name:	John P. Wiliamson
	Title:	President and Chief Executive Officer

[Signature Page to Stock Purchase Agreement]